Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Hyperdynamics Corporation
(an Exploration Stage Company)
Houston, Texas

We consent to the incorporation by reference in the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on January 12, 2006 (File No. 333-130976); the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 18, 2008 (File No. 333-149774); the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on January 23, 2008 (File No. 333-148287); and the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 11, 2010 (File No. 333-167486), of our report dated September  28, 2010, relating to the consolidated financial statements as of and for the years ended June 30, 2010 and 2009, and for the period from July 1, 2009 (inception of exploration stage) through June 30, 2010, appearing in this Annual Report on Form 10-K of Hyperdynamics Corporation.

/s/ GBH CPAS, PC

GBH CPAS, PC
www.gbhcpas.com
Houston, Texas

September 28, 2010